UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 15, 2010
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13289 (Commission File Number)	76-0069030 (I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3300 Houston, Texas (Address of principal executive offices)	77057 (Zip Code)
Registrant’s telephone number, including area code: (713) 789-1400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
          On May 30, 2010, the Minerals Management Service of the U.S. Department of the Interior (the “MMS”) issued a notice to lessees and operators implementing a six-month moratorium on drilling activities with respect to new wells in water depths greater than 500 feet in the U.S. Gulf of Mexico. The notice also states that the MMS will not consider, during the six-month moratorium period, drilling permits for wells and related activities for those water depths. In addition, the notice orders the operators of 33 wells covered by the moratorium that are currently being drilled to halt drilling and take steps to secure the affected wells. The notice provides for certain exceptions to the moratorium, including, among others, operations necessary to sustain reservoir pressure from production wells and workover operations. The notice is in response to the April 20, 2010 explosion and fire on the Deepwater Horizon and the resulting oil spill.
          In addition, effective June 8, 2010, the MMS issued a separate notice to lessees and operators in the U.S. Gulf of Mexico implementing safety requirements that had previously been recommended in response to the Deepwater Horizon incident. Among other things, this notice requires each operator to conduct a specific review of its operations and to certify to the MMS that it is in compliance with the new requirements and current regulations. This notice also requires operators to submit independent third-party reports on the design and operation of certain pieces of drilling equipment, including blowout preventers and other well control systems. This notice instructs operators to conduct tests on the functionality of various rig parts and to submit the results of those tests to the MMS. With respect to operations subject to the moratorium, the reports and certifications are required to be provided to the MMS prior to commencement of operations following expiration of the moratorium.
          On February 28, 2010, we took delivery of the Deep Ocean Ascension, the first of our new ultra-deepwater drillships under construction. The drillship arrived in the U.S. Gulf of Mexico in May 2010 and is scheduled to commence a five-year contract with BP Exploration & Production Inc. (“BP E&P”) following client testing and acceptance. In addition, the Deep Ocean Clarion is currently undergoing commissioning in South Korea and is expected to be delivered in August 2010. Following its mobilization and client acceptance, the Deep Ocean Clarion is expected to commence its five-year contract with BP E&P. While the drilling contracts contemplate worldwide use, the initial area of operation for each of the drillships is expected to be in the U.S. Gulf of Mexico. We currently have no other rigs operating in the U.S. Gulf of Mexico.
          We are currently loading the Deep Ocean Ascension with equipment and supplies offshore Galveston. We continue to work with the BP E&P team on the acceptance plan, which we expect to commence in late-June. The testing process primarily involves performance-based testing of rig functionality and crew competency. If the Deep Ocean Ascension fails to meet the contract standards, our contract provides us the opportunity to remediate. The contract does not require the acceptance testing to be completed by a specified date, and BP does not have the right to cancel the contract for the failure to meet acceptance criteria by a specified date.
          Due to the moratorium, BP E&P may be unable to commence drilling operations with the Deep Ocean Ascension in the U.S. Gulf of Mexico according to its original schedule. In such case, and pursuant to the contract, BP E&P may choose either to operate the rig in the U.S. Gulf of Mexico performing operations permitted under the moratorium, to operate the rig outside of the U.S. Gulf of Mexico or to pay the contractual standby dayrate, which approximates the operating dayrate for the drillship. If BP E&P chose to exercise the contract’s termination for convenience clause, BP E&P would be required to make a make-whole payment to us that approximates the present value of the cash margin that would have been earned over the life of the contract. We do not believe that the moratorium constitutes a force majeure event under the contract. The drilling contract for the Deep Ocean Clarion has substantially the same provisions.
          BP E&P owns a 65% working interest and is the operator of the exploration well associated with the Deepwater Horizon incident. While we currently expect BP E&P to perform its obligations under the drilling contracts for the Deep Ocean Ascension and the Deep Ocean Clarion, we cannot predict what actions BP E&P might attempt to take under the contracts or whether it ultimately will be able to perform its obligations in light of the incident and resulting spill. Our contracts with BP E&P do not include a written parent company guarantee. If BP E&P fails to perform under the contracts, the drillships could be idle for an extended period of time. In that case, our revenues and profitability could be materially reduced if we are unable to secure new contracts on substantially similar terms, or at all.
          The moratorium may result in a number of rigs being moved, or becoming available for moving, to locations outside of the U.S. Gulf of Mexico, which could potentially reduce global dayrates and negatively affect our ability to contract our floating rigs that are currently uncontracted or coming off contract. In addition to the new safety requirements effective June 8, 2010, we believe the U.S. government is likely to issue additional safety and environmental guidelines or regulations for drilling in the U.S. Gulf of Mexico and may take other steps that could disrupt or delay operations, increase the cost of operations or reduce the area of operations for drilling rigs. Other governments could take similar actions. Additional governmental regulations concerning licensing, taxation, equipment specifications and training requirements could increase the costs of our operations. Generally, we would seek to pass increased operating costs to our customers through cost escalation provisions in existing contracts or through higher dayrates on new contracts, where appropriate. Additionally, increased costs for our customers’ operations, along with permitting delays, could affect the economics of currently planned exploration and development activity and reduce demand for our services. Furthermore, due to the Deepwater Horizon incident and resulting spill, insurance costs across the industry could increase, and certain insurance may be less available or not available at all, which could apply to our fleet.
          We expect that any new safety and environmental guidelines or regulations would reduce the number of floating rigs capable of operating in the U.S. Gulf of Mexico. We believe that our four newbuild drillships will be substantially compliant with the newly issued safety requirements and would satisfy any new equipment specification guidelines without significant modifications, which could increase their competitiveness once the moratorium has been lifted.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
By:	/s/ Brady K. Long
Brady K. Long
Vice President — General Counsel & Secretary

Date: June 15, 2010

4